Exhibit 99.1

NEWS RELEASE

For Immediate Release
April 23, 2013

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces First Quarter Results

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $3.4 billion bank holding company headquartered in Charleston, today announced first quarter net income per diluted share of $0.51 and net income of $8.0 million.  The results for the first quarter of 2013 include $5.5 million, or $0.23 diluted per share on an after tax basis, of acquisition and integration expenses related to the acquisition of Community Financial Corporation (”Community Bank”).  For the first quarter of 2013, the Company achieved a return on assets of 0.96%, a return on tangible equity of 11.3%, a net interest margin of 4.18%, and an efficiency ratio of 66.5%.  Excluding the acquisition and integration expenses, the Company would have reported net income of $11.7 million, a return on assets of 1.40%, a return on tangible equity of 16.4%, and an efficiency ratio of 53.9% for the first quarter of 2013.

City’s CEO Charles Hageboeck stated that, “During the first quarter of 2013, we continued to expand our footprint in Virginia by successfully completing our acquisition of Community Bank.  This marked our second acquisition in Virginia in the last 12 months and the ten branches of Community Bank added approximately $381 million in deposits and $363 million in loans, net of the credit mark of $45 million.  We are excited about our growth in Virginia and look forward to ongoing efforts to further develop our Virginia presence.”

“Our net interest income increased $4.0 million from the fourth quarter of 2012 due to the acquisition of Community Bank and correspondingly, our net interest margin increased from 3.99% in the fourth quarter of 2012 to 4.18% in the first quarter of 2013.  Noninterest income increased $1.1 million from the first quarter of 2012 due to our acquisitions of Virginia Savings Bancorp, Inc. (“Virginia Savings”) and Community Bank and increased mortgage-related lending activity and trust and investment management fee income.”

 “In March 2013, we announced a 6% increase in our quarterly dividend from 35 cents per share to 37 cents per share.  This increase is based on the Company’s current strong liquidity position, our outstanding financial performance in 2012 and our confidence in the Company being able to sustain this performance,” Hageboeck concluded.

Net Interest Income

The Company’s tax equivalent net interest income increased $4.0 million, or 15.7%, from $25.7 million during the fourth quarter of 2012 to $29.7 million during the first quarter of 2013.  This increase is due to the acquisition of Community Bank as of January 10, 2013 and an increase in the accretion related to the acquisitions of Virginia Savings and Community Bank.  The Company’s reported net interest margin increased from 3.99% for the fourth quarter of 2012 to 4.18% for the first quarter of 2013.  Excluding the favorable impact of the accretion from the fair value adjustments ($2.2 million for the quarter ended March 31, 2013 and $1.7 million for the quarter ended December 31, 2012), the net interest margin would have been 3.87% for the quarter ended March 31, 2013 and 3.73% for the quarter ended December 31, 2012.

Credit Quality

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.7 million in the first quarter of 2013, compared to $1.95 for the comparable period in 2012 and $1.8 million for the fourth quarter of 2012.  The provision for loan losses recorded in the first quarter of 2013 reflects difficulties of certain commercial borrowers of the Company during the quarter, the downgrade of their related credits and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Excluding investment security transactions, non-interest income increased $1.1 million to $14.2 million in the first quarter of 2013 as compared to $13.1 million in the first quarter of 2012.  Service charges increased $0.5 million, or 8.1%, to $6.5 million while bankcard revenues increased $0.2 million, or 5.2%, to $3.2 million.  These increases were primarily due to the acquisitions of Virginia Savings and Community Bank.  In addition, other income increased $0.3 million or 62.5%, to $0.9 million primarily as a result of increased mortgage related revenues.  Trust and investment management fee income increased $0.2 million, or 22.7%, to $1.0 million due to core growth, as Virginia Savings and Community Bank did not offer these services.

2

Non-interest Expenses

During the first quarter of 2013, the Company completed its acquisition of Community Bank and recognized $5.5 million of acquisition and integration expenses.  Excluding these expenses, non-interest expenses increased $4.4 million, from $19.5 million in the first quarter of 2012 to $23.9 million in the first quarter of 2013.  This increase was primarily related to higher salaries and employee benefits ($2.7 million) due to the acquisitions of Virginia Savings and Community Bank ($1.9 million), higher pension costs ($0.3 million), and higher health insurance ($0.2 million).  In addition, other expenses increased $0.7 million, occupancy and equipment expense increased $0.5 million and depreciation increased $0.3 million.  These increases were primarily attributable to the acquisitions of Virginia Savings and Community Bank.

Balance Sheet Trends

Loans have increased $350.7 million (16.3%) from December 31, 2012 to $2.50 billion at March 31, 2013, primarily due to the Company’s acquisition of Community Bank ($370.9 million).  Excluding the Community Bank acquisition, loans have decreased $20.2 million (1.0%) from December 31, 2012 to $2.13 billion at March 31, 2013.  Consumer loans declined $5.4 million (14.7%), commercial real estate loans decreased $5.1 million (0.6%), home equity loans declined $5.0 million (3.5%) and commercial and industrial (“C&I”) loans decreased $4.8 million (4.4%).  The Company strategically decided to reduce consumer loans due to the acquisition of an indirect portfolio of auto loans associated with Community Bank.  These loans have higher loss percentages compared to the Company’s historical consumer portfolio.  In addition, the Company has opted to allow certain other high risk loans to exit the portfolio.

Total average depository balances increased $397.1 million, or 16.6%, from the quarter ended December 31, 2012 to the quarter ended March 31, 2013.  This growth was primarily attributable to deposits acquired from Community Bank ($337.3 million).  Exclusive of this contribution, noninterest-bearing deposits increased $24.5 million, interest-bearing deposits increased $21.0 million, and savings deposits increased $16.1 million.

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2013 was 37.4% compared to 34.3% for the year ended December 31, 2012, and 33.9% for the quarter ended March 31, 2012.  As a result of the Company’s acquisition of Community Bank during the first quarter of 2013, the Company’s effective tax rate for 2013 is expected to decrease from 34.3% for the year ending December 31, 2012 to 33.7% for the year ending December 31, 2013.  Due to this decline in the effective rate, the Company’s net deferred tax assets are expected to be realized at a lower effective rate, and as a result, the Company’s net deferred tax asset was reduced by $0.5 million in the first quarter ($0.03 diluted per share).

3

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 86.6% and the loan to asset ratio was 72.9% at March 31, 2013.  The Company maintained investment securities totaling 10.7% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 51.3% of assets at March 31, 2013.  Time deposits fund 32.9% of assets at March 31, 2013, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized. The Company’s tangible equity ratio was 8.6% at March 31, 2013 compared to 9.4% at December 31, 2012.  At March 31, 2013, City National Bank’s Leverage Ratio is 8.70%, its Tier I Capital ratio is 11.53%, and its Total Risk-Based Capital ratio is 12.34%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 28, 2013, the Board approved a quarterly cash dividend of $0.37 cents per share payable April 30, 2013, to shareholders of record as of April 15, 2013.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 83 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress and (14) the integration of the operations of City Holding and Community Financial may be more difficult than anticipated. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2013 Form 10-Q.  The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2013 results and will adjust the amounts if necessary.

4

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended March 31,		Percent
	2013	2012	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$29,745	$23,730	25.35%
Net Income available to common shareholders	7,987	10,031	(20.38)%
Earnings per Basic Share	0.51	0.68	(24.51)%
Earnings per Diluted Share	0.51	0.67	(24.84)%

Key Ratios (percent):
Return on Average Assets	0.96%	1.47%	(34.36)%
Return on Average Tangible Equity	11.26%	15.42%	(27.00)%
Net Interest Margin	4.18%	3.98%	5.08%
Efficiency Ratio	66.52%	52.95%	25.62%
Average Shareholders' Equity to Average Assets	10.74%	11.55%	(7.06)%

Consolidated Risk Based Capital Ratios (a):
Tier I	11.90%	13.36%	(10.93)%
Total	12.74%	14.27%	(10.72)%

Tangible Equity to Tangible Assets	8.61%	9.54%	(9.71)%

Common Stock Data:
Cash Dividends Declared per Share	$0.37	$0.35	5.71%
Book Value per Share	23.27	21.46	8.48%
Tangible Book Value per Share	18.44	17.65	4.46%
Market Value per Share:
High	40.05	37.16	7.78%
Low	36.07	32.59	10.68%
End of Period	39.79	34.74	14.54%

Price/Earnings Ratio (b)	19.43	12.81	51.72%

(a) March 31, 2013 risk-based capital ratios are estimated
(b) March 31, 2013 price/earnings ratio computed based on annualized first quarter 2013 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2009	$17.69	$18.24	$18.95	$19.37	$20.88	$34.34
2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16
2013	23.27				36.07	40.05

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2009	$0.69	$0.64	$0.66	$0.70	$2.69
2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68
2012	0.68	0.50	0.71	0.73	2.63
2013	0.51				0.51

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2009	$0.69	$0.64	$0.66	$0.70	$2.68
2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67
2012	0.67	0.50	0.71	0.73	2.61
2013	0.51				0.51

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended March 31,
	2013	2012

Interest Income
Interest and fees on loans	$29,939	$23,068
Interest on investment securities:
Taxable	2,750	3,964
Tax-exempt	324	387
Interest on federal funds sold	13	11
Total Interest Income	33,026	27,430

Interest Expense
Interest on deposits	3,227	3,668
Interest on short-term borrowings	71	73
Interest on long-term debt	157	167
Total Interest Expense	3,455	3,908
Net Interest Income	29,571	23,522
Provision for loan losses	1,738	1,950
Net Interest Income After Provision for Loan Losses	27,833	21,572

Non-Interest Income
Total investment securities impairment losses	-	-
Noncredit impairment losses recognized in other comprehensive income	-	-
Net investment securities impairment losses	-	-
Gains (losses) on sale of investment securities	84	(31)
Net investment securities losses	84	(31)

Service charges	6,535	6,048
Bankcard revenue	3,199	3,042
Insurance commissions	1,840	1,996
Trust and investment management fee income	990	807
Bank owned life insurance	812	723
Other income	866	533
Total Non-Interest Income	14,326	13,118

Non-Interest Expense
Salaries and employee benefits	12,949	10,245
Occupancy and equipment	2,472	1,935
Depreciation	1,399	1,086
FDIC insurance expense	511	385
Advertising	735	644
Bankcard expenses	727	620
Postage, delivery, and statement mailings	605	548
Office supplies	441	455
Legal and professional fees	435	447
Telecommunications	445	389
Repossessed asset (gains)/losses, net of expenses	(155)	121
Merger related expenses	5,540	-
Other expenses	3,299	2,640
Total Non-Interest Expense	29,403	19,515
Income Before Income Taxes	12,756	15,175
Income tax expense	4,769	5,144
Net Income Available to Common Shareholders	$7,987	$10,031

Distributed earnings allocated to common shareholders	$5,747	$5,118
Undistributed earnings allocated to common shareholders	2,175	4,837
Net earnings allocated to common shareholders	$7,922	$9,955

Average common shares outstanding	15,473	14,679
Effect of dilutive securities:
Employee stock options	154	80
Shares for diluted earnings per share	15,627	14,759

Basic earnings per common share	$0.51	$0.68
Diluted earnings per common share	$0.51	$0.67
Dividends declared per common share	$0.37	$0.35

Comprehensive Income	$8,077	$12,201

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2013	March 31, 2012

Balance at January 1	$333,274	$311,134

Net income	7,987	10,031
Other comprehensive income:
Change in unrealized loss on securities available-for-sale	90	2,170
Cash dividends declared ($0.37/share) and ($0.35/share), respectively	(6,064)	(5,144)
Issuance of stock award shares, net	1,380	442
Acquisition of Community Financial Corporation	26,405	-
Exercise of 42,250 stock options	1,397	-
Exercise of 16,899 stock options	-	485
Purchase of 88,000 common shares of treasury	-	(3,072)
Balance at March 31	$364,469	$316,046

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012

Interest income	$33,026	$28,884	$28,432	$27,466	$27,430
Taxable equivalent adjustment	174	183	185	198	208
Interest income (FTE)	33,200	29,067	28,617	27,664	27,638
Interest expense	3,455	3,360	3,557	3,625	3,908
Net interest income	29,745	25,707	25,060	24,039	23,730
Provision for loan losses	1,738	1,775	975	1,675	1,950
Net interest income after provision
for loan losses	28,007	23,932	24,085	22,364	21,780

Noninterest income	14,326	14,266	14,079	13,790	13,118
Noninterest expense	29,403	21,273	21,846	24,763	19,515
Income before income taxes	12,930	16,925	16,318	11,391	15,383
Income tax expense	4,769	5,848	5,526	3,780	5,144
Taxable equivalent adjustment	174	183	185	198	208
Net income available to common shareholders	$7,987	$10,894	$10,607	$7,413	$10,031

Distributed earnings allocated to common shareholders	$5,747	$5,151	$5,150	$5,146	$5,118
Undistributed earnings allocated to common shareholders	2,175	5,658	5,373	2,208	4,837
Net earnings allocated to common shareholders	$7,922	$10,809	$10,523	$7,354	$9,955

Average common shares outstanding	15,473	14,755	14,751	14,680	14,679

Effect of dilutive securities:
Employee stock options	154	82	83	79	80

Shares for diluted earnings per share	15,627	14,837	14,834	14,759	14,759

Basic earnings per common share	$0.51	$0.73	$0.71	$0.50	$0.68
Diluted earnings per common share	0.51	0.73	0.71	0.50	0.67

Cash dividends declared per share	0.37	0.35	0.35	0.35	0.35

Net Interest Margin	4.18%	3.99%	3.95%	3.91%	3.98%

Interest Income from Accretion Related to Fair Value Adjusments Recorded as a Result of Acquisition	$2,181	$1,658	$936	$-	$-

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012

Non-Interest Income:
Service charges	$6,535	$7,113	$6,750	$6,497	$6,048
Bankcard revenue	3,199	3,101	3,111	3,152	3,042
Insurance commissions	1,840	1,289	1,439	1,347	1,996
Trust and investment management fee income	990	1,112	912	942	807
Bank owned life insurance	812	754	738	766	723
Other income	866	897	671	558	533
Subtotal	14,242	14,266	13,621	13,262	13,149
Total investment securities impairment losses	-	-	(272)	(606)	-
Noncredit impairment losses recognized in other
comprehensive income	-	-	-	302	-
Net investment securities impairment losses	-	-	(272)	(304)	-
Gain (loss) on sale of investment securities	84	-	730	832	(31)
Total Non-Interest Income	$14,326	$14,266	$14,079	$13,790	$13,118

Non-Interest Expense:
Salaries and employee benefits	$12,949	$11,301	$11,295	$10,668	$10,245
Occupancy and equipment	2,472	2,147	2,126	1,978	1,935
Depreciation	1,399	1,234	1,175	1,109	1,086
FDIC insurance expense	511	407	405	394	385
Advertising	735	596	674	675	644
Bankcard expenses	727	628	720	694	620
Postage, delivery and statement mailings	605	514	529	488	548
Office supplies	441	412	407	396	455
Legal and professional fees	435	437	611	421	317
Telecommunications	445	405	433	387	389
Repossessed asset (gains) losses, net of expenses	(155)	146	429	650	121
Merger related expenses	5,540	373	157	4,042	135
Other expenses	3,299	2,673	2,885	2,861	2,635
Total Non-Interest Expense	$29,403	$21,273	$21,846	$24,763	$19,515

Employees (Full Time Equivalent)	932	843	836	831	797
Branch Locations	83	73	73	73	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	March 31	December 31
	2013	2012
	(Unaudited)
Assets
Cash and due from banks	$191,865	$58,718
Interest-bearing deposits in depository institutions	6,872	16,276
Federal funds sold	35,000	10,000
Cash and cash equivalents	233,737	84,994

Investment securities available-for-sale, at fair value	348,146	377,122
Investment securities held-to-maturity, at amortized cost	8,383	13,454
Other securities	11,502	11,463
Total investment securities	368,031	402,039

Gross loans	2,497,023	2,146,369
Allowance for loan losses	(19,721)	(18,809)
Net loans	2,477,302	2,127,560

Bank owned life insurance	89,645	81,901
Premises and equipment, net	82,002	72,728
Accrued interest receivable	8,701	6,692
Net deferred tax assets	45,983	32,737
Intangible assets	75,750	65,057
Other assets	46,067	43,758
Total Assets	$3,427,218	$2,917,466

Liabilities
Deposits:
Noninterest-bearing	$525,870	$429,969
Interest-bearing:
Demand deposits	629,244	553,132
Savings deposits	603,191	506,869
Time deposits	1,125,946	919,346
Total deposits	2,884,251	2,409,316
Short-term borrowings
Customer repurchase agreements	116,427	114,646
Long-term debt	16,495	16,495
Other liabilities	45,576	43,735
Total Liabilities	3,062,749	2,584,192

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at March 31, 2013 and December 31, 2012
less 2,839,589 and 3,665,999 shares in treasury, respectively	46,249	46,249
Capital surplus	107,977	103,524
Retained earnings	311,193	309,270
Cost of common stock in treasury	(98,240)	(124,347)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	3,664	3,573
Underfunded pension liability	(6,374)	(4,995)
Total Accumulated Other Comprehensive Loss	(2,710)	(1,422)
Total Stockholders' Equity	364,469	333,274
Total Liabilities and Stockholders' Equity	$3,427,218	$2,917,466

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through March 31, 2013	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$3,295	$-	$88	$3,383
Mortgage Backed Securities	257,098	-	5,906	263,004
Municipal Bonds	44,311	-	1,490	45,801
Pooled Bank Trust Preferreds	26,839	(20,171)	(3,166)	3,502
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	35,360	(1,015)	(110)	34,235
Money Markets and Mutual Funds	1,724	-	39	1,763
Federal Reserve Bank and FHLB stock	11,502	-	-	11,502
Community Bank Equity Positions	8,194	(4,813)	1,460	4,841
Total Investments	$388,323	$(25,999)	$5,707	$368,031

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012

Residential real estate (1)	$1,149,411	$1,031,435	$1,008,305	$997,016	$939,611
Home equity - junior liens	138,333	143,110	143,058	143,400	139,764
Commercial and industrial	149,677	108,739	105,027	116,288	108,707
Commercial real estate (2)	1,001,453	821,970	787,887	768,176	745,586
Consumer	55,274	36,564	38,285	37,383	35,448
DDA overdrafts	2,876	4,551	2,670	3,326	2,848
Gross Loans	$2,497,024	$2,146,369	$2,085,232	$2,065,589	$1,971,964

Construction loans included in:
(1) - Residential real estate loans	$16,884	$15,408	$12,787	$11,919	$11,613
(2) - Commercial real estate loans	$26,163	$15,352	$17,072	$18,544	$20,661

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in millions)

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp (VSB) and Community Financial Corporation (Community) acquisitions.

	VSB		Community
	Loan	Certificates of	Loan	Certificates of
Year Ended:	Accretion(a)	Deposit(a)	Accretion(a)	Deposit(a)	Total

1Q 2013	$985	$178	$858	$160	$2,181
Remainder 2013	1,318	364	2,800	480	4,962
2014	1,001	537	3,043	294	4,875
2015	790	518	1,750	160	3,218
Thereafter	1,252	497	6,791	46	8,586

a - 1Q 2013 amounts are based on actual results. Remainder 2013, 2014, 2015, and Thereafter amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended March 31,
		2013			2012
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,277,557	$13,720	4.36%	$1,067,911	$11,827	4.45%
Commercial, financial, and agriculture (3)	1,121,916	14,192	5.13%	862,886	9,584	4.47%
Loans to depository institutions	-	-	-	-	-	0.00%
Installment loans to individuals (4), (5)	65,863	1,377	8.48%	41,681	770	7.43%
Previously securitized loans (6)	***	650	***	***	887	***
Total loans	2,465,336	29,939	4.93%	1,972,478	23,068	4.70%
Securities:
Taxable	350,128	2,750	3.19%	351,811	3,964	4.53%
Tax-exempt (7)	32,991	498	6.12%	41,117	595	5.82%
Total securities	383,119	3,248	3.44%	392,928	4,559	4.67%
Deposits in depository institutions	9,033	-	-	7,587	-	-
Federal funds sold	29,932	13	0.18%	27,462	11	0.16%
Total interest-earning assets	2,887,420	33,200	4.66%	2,400,455	27,638	4.63%
Cash and due from banks	112,002			75,484
Bank premises and equipment	80,958			64,746
Other assets	259,335			216,379
Less: Allowance for loan losses	(19,472)			(19,726)
Total assets	$3,320,243			$2,737,338

Liabilities:
Interest-bearing demand deposits	603,300	178	0.12%	523,761	178	0.14%
Savings deposits	584,048	213	0.15%	448,435	188	0.17%
Time deposits (8)	1,106,982	2,836	1.04%	889,110	3,302	1.49%
Short-term borrowings	111,870	71	0.26%	113,946	73	0.26%
Long-term debt	16,495	157	3.86%	16,495	167	4.07%
Total interest-bearing liabilities	2,422,695	3,455	0.58%	1,991,747	3,908	0.79%
Noninterest-bearing demand deposits	498,404			392,902
Other liabilities	42,615			36,436
Stockholders' equity	356,529			316,253
Total liabilities and
stockholders' equity	$3,320,243			$2,737,338
Net interest income		$29,745			$23,730
Net yield on earning assets			4.18%			3.98%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) - Interest income on residential real estate loans includes $0.3 million and $0.2 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively.

(3) - Interest income on commercial, financial, and agriculture loans includes $0.7 million and $0.6 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively.

(4) - Interest income on installment loans to individuals includes $0.1 million and $0.1 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively.

(5) Includes the Company’s consumer and DDA overdrafts loan categories.
(6) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(7) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.
(8) - Interest expense on time deposits includes $0.2 million and $0.2 million in accretion of the fair market value adjustments related to the acquisition of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2013 (a)	2012	2012	2012	2012

Tier I Capital:
Stockholders' equity	$364,469	$333,274	$328,415	$320,622	$316,046
Goodwill and other intangibles	(75,563)	(64,866)	(64,912)	(64,971)	(55,871)
Accumulated other comprehensive loss	2,710	1,422	365	2,477	1,737
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	-	-	-	-	-
Excess deferred tax assets	(17,737)	(6,577)	(7,472)	(7,847)	(4,020)
Total tier I capital	$289,880	$279,254	$272,397	$266,282	$273,892

Total Risk-Based Capital:
Tier I capital	$289,880	$279,254	$272,397	$266,282	$273,892
Qualifying allowance for loan losses	19,721	18,809	18,986	19,452	18,628
Unrealized gain on securities	696	-	-	-	-
Total risk-based capital	$310,297	$298,063	$291,383	$285,734	$292,520

Net risk-weighted assets	$2,436,022	$2,152,622	$2,112,581	$2,136,249	$2,050,520

Ratios:
Average stockholders' equity to average assets	10.74%	11.49%	11.32%	11.47%	11.55%
Tangible capital ratio	8.61%	9.40%	9.29%	9.03%	9.54%
Risk-based capital ratios:
Tier I capital	11.90%	12.97%	12.89%	12.46%	13.36%
Total risk-based capital	12.74%	13.85%	13.79%	13.38%	14.27%
Leverage capital	8.98%	9.82%	9.67%	9.74%	10.23%

(a) March 31, 2013 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012

Intangibles, net	$75,750	$65,057	$65,103	$65,162	$56,066
Intangibles amortization expense	260	135	135	109	98

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012

Balance at beginning of period	$18,809	$18,986	$19,452	$18,628	$19,409

Charge-offs:
Commercial and industrial	62	100	9	48	69
Commercial real estate	203	1,744	845	26	1,989
Residential real estate	591	284	252	296	198
Home equity	116	366	133	347	509
Consumer	3	42	53	36	59
DDA overdrafts	339	394	418	375	335
Total charge-offs	1,314	2,930	1,710	1,128	3,159

Recoveries:
Commercial and industrial	1	19	10	-	3
Commercial real estate	18	190	3	-	96
Residential real estate	48	7	8	3	4
Home equity	-	6	1	10	1
Consumer	147	45	26	35	29
DDA overdrafts	274	711	221	229	295
Total recoveries	488	978	269	277	427

Net charge-offs	826	1,952	1,441	851	2,731
Provision for loan losses	1,738	1,775	975	1,675	1,950
Balance at end of period	$19,721	$18,809	$18,986	$19,452	$18,628

Loans outstanding	$2,497,023	$2,146,369	$2,085,232	$2,065,589	$1,971,964
Average loans outstanding	2,465,336	2,104,483	2,070,264	2,019,281	1,972,478
Allowance as a percent of loans outstanding	0.79%	0.88%	0.91%	0.94%	0.94%
Allowance as a percent of non-performing loans	57.85%	84.67%	82.61%	88.92%	88.78%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.13%	0.37%	0.28%	0.17%	0.55%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.12%	0.43%	0.24%	0.14%	0.55%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012

Nonaccrual loans	$33,293	$21,935	$22,586	$21,726	$20,420
Accruing loans past due 90 days or more	799	280	397	149	562
Previously securitized loans past due 90 days or more	-	-	-	-	-
Total non-performing loans	34,092	22,215	22,983	21,875	20,982
Other real estate owned	10,508	8,162	9,017	8,697	8,250
Total non-performing assets	$44,600	$30,377	$32,000	$30,572	$29,232

Non-performing assets as a percent of loans and
other real estate owned	1.78%	1.41%	1.53%	1.47%	1.48%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012

Residential real estate	$7,926	$5,748	$4,909	$5,575	$4,108
Home equity	858	2,893	2,643	1,864	1,560
Commercial and industrial	2,949	496	25	540	63
Commercial real estate	2,315	689	1,271	3,145	2,636
Consumer	947	121	136	90	58
DDA overdrafts	337	281	319	364	304
Total past due loans	$15,332	$10,228	$9,303	$11,578	$8,729

Past due loans as a percent of loans outstanding	0.61%	0.48%	0.43%	0.56%	0.42%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Troubled Debt Restructurings
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2013	2012	2012	2012	2012

Residential real estate	$20,136	$18,988	$17,979	$-	$-
Home equity	3,025	3,743	3,126	-	-
Commercial and industrial	101	101	-	-	-
Commercial real estate	1,805	734	227	228	228
Consumer	142	142	144	146	147
Total	$25,209	$23,708	$21,476	$374	$375

At September 30, 2012, the Company reclassified $21.1 million of loans as TDRs in accordance with recent regulatory guidance. The regulatory guidance requires loans to be accounted for as collateral-dependent loans when borrowers have filed Chapter 7 bankruptcy, the debt has been discharged by the bankruptcy court and the borrower has not reaffirmed the debt.